[TENNESSEE COMMERCE BANCORP, INC. LOGO]

Contact:     Art Helf
Chief Executive Officer
(615) 599-2274

Blair joins Tennessee Commerce Bank

Tennessee Commerce Bank has announced the hiring of Milton Blair as Vice President of Commercial Lending and Manager of the bank’s Loan Production Office in Birmingham, AL.

Blair brings more than 25 years of banking experience to Tennessee Commerce Bank, with a background of Asset Based Lending, Equipment Financing, and Commercial Lending.

Blair will be based in Birmingham, AL but will also be serving the Middle Tennessee market with an office in Franklin, TN.

Blair received his Bachelor of Science degree with a major in accounting and finance from the University of Alabama in Birmingham and has an inactive license as a CPA in the State of Tennessee.

About Tennessee Commerce Bancorp, Inc.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank. The Bank provides a wide range of banking services and is primarily focused on business accounts. Its corporate and banking offices are located in Franklin, Tennessee. Tennessee Commerce Bancorp's stock is traded on NASDAQ's Over-the-Counter market under the stock symbol TNCC.